EDUCATION INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT
DISCLOSURE STATEMENT



GENERAL

Your Education Individual Retirement Account ("IRA") is a custodial account for the benefit of the Designated Beneficiary that you specify in the Education IRA Application. The Custodian of the IRA is named on the IRA Application.

The following information is being provided to you in accordance with the requirements of the Internal Revenue Code. Please read it, together with the Education Individual Retirement Custodial Account Agreement and the prospectus or other offering documents for the investments which you have chosen for your Education IRA contributions. Because the rules with respect to Education IRAs are very complex, and because misunderstanding or disregarding the rules may have serious tax implications, you should consult your own tax adviser if you have questions about the information contained in this Disclosure Statement. Further information can also be obtained from any district office of the Internal Revenue Service. This Account Agreement and Disclosure Statement will be amended from time to time for changes in applicable law.

To provide you with the required disclosure, First Omaha Funds has elected to provide you a copy of Notice 97-60, 1997-46 I.R.B. 8 (November 17, 1997) as the Disclosure Statement. The Notice follows in its entirety. Following the Notice are some additional disclosures. While you should review the entire notice, the discussion of the Education IRA is in Section 3, beginning on page 6.

INTERNAL REVENUE SERVICE NOTICE 97-60

PURPOSE

The questions and answers contained in this notice provide guidance on the higher education tax incentives recently enacted by the Taxpayer Relief Act of 1997 (Pub. L. No. 105_34, 111 Stat. 788) (TRA '97). Specifically, TRA '97 added
Section 25A of the Internal Revenue Code providing the Hope Scholarship Credit and Lifetime Learning Credit, Section 221 providing a deduction for student loan interest, and Section 530 creating Education Individual Retirement Accounts ("Education IRAs"). TRA '97 also amended Section 72(t) eliminating the early withdrawal tax on certain IRA withdrawals, Section 27 providing an exclusion from income for employer-provided educational assistance, and Section 529 setting the requirements for tax-exempt status for qualified state tuition programs (QSTPs).

These provisions create several new tax benefits for families who are saving for, or already paying, higher education costs or are repaying student loans. In addition, TRA '97 extends the exclusion for employer-provided educational assistance and makes the rules for qualified state tuition programs more flexible. The following discussion reviews in greater detail the requirements for each of these benefits. Whether a taxpayer may take advantage of these benefits depends on the taxpayer's individual facts and circumstances.

DISCUSSION

SECTION 1. THE HOPE SCHOLARSHIP CREDIT

Beginning January 1, 1998, taxpayers may be eligible to claim a nonrefundable Hope Scholarship Credit against their federal income taxes. The Hope Scholarship Credit may be claimed for the qualified tuition and related expenses of each student in the taxpayer's family (i.e., the taxpayer, the taxpayer's spouse, or an eligible dependent) who is enrolled at least half-time in one of the first two years of postsecondary education and who is enrolled in a program leading to a degree, certificate, or other recognized educational credential. The amount that may be claimed as a credit is generally equal to:
(1) 100 percent of the first $1,000 of the taxpayer's out-of-pocket expenses for each student's qualified tuition and related expenses, plus (2) 50 percent of the next $1,000 of the taxpayer's out-of-pocket expenses for each student's qualified tuition and related expenses. Thus, the maximum credit a taxpayer may claim for a taxable year is $1,500 multiplied by the number of students in the family who meet the enrollment criteria described above.

The amount a taxpayer may claim as a Hope Scholarship Credit is gradually reduced for taxpayers who have modified adjusted gross income between $40,000 ($80,000 for married taxpayers filing jointly) and $50,000 ($100,000 for married taxpayers filing jointly). Taxpayers with modified adjusted gross income over $50,000 ($100,000 for married taxpayers filing jointly) may not claim the Hope Scholarship Credit. Both the dollar limitation on the expenses for which the credit may be claimed and the modified adjusted gross income limitation will be indexed for inflation in 2002 and years thereafter.

The Hope Scholarship Credit may be claimed for payments of qualified tuition and related expenses made on or after January 1, 1998, for academic periods beginning on or after January 1, 1998. Therefore, the first time taxpayers will be able to claim the credit is when they file their 1998 tax returns in 1999. The Hope Scholarship Credit is not available for any amount paid in 1997.

Q1: WHO MAY CLAIM THE HOPE SCHOLARSHIP CREDIT?
A1: An individual paying qualified tuition and related expenses at a postsecondary educational institution may claim the credit, provided the student whose expenses are being paid and the institution meet certain eligibility requirements.

Q2: MAY AN INDIVIDUAL CLAIM A HOPE SCHOLARSHIP CREDIT FOR PAYING QUALIFIED TUITION AND RELATED EXPENSES FOR OTHER
FAMILY MEMBERS?
A2: Yes. An individual may claim the credit for his/her own qualified tuition and related expenses and the qualified tuition and related expenses of his/her spouse and other eligible dependents (including children) for whom the dependency exemption is claimed. Generally, a parent may claim the dependency exemption for his/her unmarried child if: (1) the parent supplies more than half the child's support for the taxable year, and (2) the child is under age 19 or is a full-time student under age 24.

Q3: WHAT ARE THE ELIGIBILITY REQUIREMENTS FOR THE STUDENT?
A3: A student is eligible for the Hope Scholarship Credit if: (1) for at least one academic period (e.g., semester, trimester, quarter) beginning during the calendar year, the student is enrolled at least half-time in a program leading to a degree, certificate, or other recognized educational credential and is enrolled in one of the first two years of postsecondary education, and (2) the student is free of any conviction for a Federal or State felony offense consisting of the possession or distribution of a controlled substance. For purposes of the Hope Scholarship Credit, a student will be considered to be enrolled at least half-time if the student is enrolled for at least half the full-time academic workload for the course of study the student is pursuing as determined under the standards of the institution where the student is enrolled. The institution's standard for a full-time workload must equal or exceed the standards established by the Department of Education under the Higher Education Act and set forth in 34 C.F.R. Section 674.2(b).

Q4: WHAT ARE THE ELIGIBILITY REQUIREMENTS FOR THE INSTITUTION?
A4: The college, university, vocational school, or other postsecondary educational institution where the student is enrolled must be an institution that is described in section 481 of the Higher Education Act of 1965 (20 U.S.C.
1088) and, therefore, eligible to participate in the student aid programs administered by the Department of Education. This category includes virtually all accredited public, nonprofit, and proprietary postsecondary institutions. (The same eligibility requirements for institutions apply for the Lifetime Learning Credit, described in the next section.)

Q5: THE HOPE SCHOLARSHIP CREDIT MAY BE CLAIMED ONLY FOR AMOUNTS SPENT ON "QUALIFIED TUITION AND RELATED EXPENSES." WHICH EXPENSES ARE INCLUDED IN QUALIFIED TUITION AND RELATED EXPENSES?
A5: The term "qualified tuition and related expenses" means the tuition and fees an individual is required to pay in order to be enrolled at or attend an eligible institution. Amounts paid for any course or other education involving sports, games, or hobbies are not eligible for the credit, unless the course or other education is part of the student's degree program. Charges and fees associated with room, board, student activities, athletics, insurance, books, equipment, transportation, and similar personal, living, or family expenses are not qualified tuition or related expenses. (The same definition of "qualified tuition and related expenses" applies for the Lifetime Learning Credit, described in the next section.)

Q6: THE HOPE SCHOLARSHIP CREDIT IS AVAILABLE ONLY IF A TAXPAYER'S "MODIFIED ADJUSTED GROSS INCOME" IS BELOW A SPECIFIED AMOUNT. HOW DOES A TAXPAYER KNOW WHAT HIS/HER MODIFIED ADJUSTED GROSS INCOME IS?
A6: For most taxpayers, modified adjusted gross income is the same as adjusted gross income. Taxpayers compute adjusted gross income as part of completing a Federal income tax return. For those few taxpayers who earn income abroad or receive income from certain American territories or possessions, modified adjusted gross income will be greater than adjusted gross income. In those cases, the individual's adjusted gross income will be increased by: (1) certain amounts that the individual earns abroad, (2) amounts effectively connected with the individual's conduct of a trade or business or derived from sources in Guam, American Samoa, or the Northern Mariana Islands (if the individual is a resident of the possession where the source of the income is located), and (3) amounts derived from sources in Puerto Rico (if the individual is a Puerto Rican resident). (The same rules apply for the Lifetime Learning Credit, described in the next section.)

Q7: MAY A NONRESIDENT ALIEN CLAIM THE HOPE SCHOLARSHIP CREDIT?
A7: Generally no. There is an exception for certain nonresident aliens who are married to U.S. citizens or resident aliens. Nonresident aliens should consult a U.S. tax advisor to determine whether the exception applies to them. (The same rules apply to the Lifetime Learning Credit, described in the next section.)

Q8: ARE QUALIFIED TUITION AND RELATED EXPENSES FOR GRADUATE-LEVEL DEGREE WORK ELIGIBLE FOR THE HOPE SCHOLARSHIP CREDIT?
A8: No. However, the Lifetime Learning Credit is available for these expenses. (See Sec. 2, Q&A5.)

Q9: MAY AN INDIVIDUAL CLAIM A HOPE SCHOLARSHIP CREDIT FOR MORE THAN ONE FAMILY MEMBER?
A9: Yes. Furthermore, the credit is calculated on a per student, rather than a per family, basis. For example, if an individual whose modified adjusted gross income is $35,000 pays over $2,000 in qualified tuition and related expenses for himself and over $2,000 in qualified tuition and related expenses for his dependent child, and both he and his dependent child meet the eligibility requirements, the individual may claim a Hope Scholarship Credit of $3,000 (i.e., a credit of $1,500 for his expenses plus a credit of $1,500 for his child's expenses).

Q10: MAY BOTH THE PARENT AND A DEPENDENT CHILD CLAIM THE HOPE SCHOLARSHIP CREDIT FOR THE CHILD'S QUALIFIED TUITION AND RELATED EXPENSES IN THE SAME YEAR?
A10: No. Either the parent or the child, but not both, may claim the credit for the child's expenses in a particular year. If an individual claims the child as a dependent on his/her Federal income tax return for the year, only the individual may claim the Hope Scholarship Credit for the child's qualified tuition and related expenses. If no one claims the child as a dependent on a Federal income tax return for the year, only the child may claim the Hope Scholarship Credit for the child's expenses. (The same rules relating to individuals and dependents apply for the Lifetime Learning Credit, described in the next section.)

Q11: IF A MARRIED TAXPAYER FILES A SEPARATE RETURN, MAY THE TAXPAYER CLAIM A HOPE SCHOLARSHIP CREDIT ON HIS/HER INCOME TAX RETURN?
A11: No. Married taxpayers may claim the credit only if the taxpayer and the taxpayer's spouse file a joint return for the taxable year. (The same rules apply for the Lifetime Learning Credit, described in the next section.)

Q12: HOW DOES A PARENT CLAIM A HOPE SCHOLARSHIP CREDIT FOR THE QUALIFIED TUITION AND RELATED EXPENSES OF A DEPENDENT CHILD?
A12: The parent may claim the credit on his/her tax return even if the child files his/her own tax return. When a child is claimed as a dependent on a parent's return, any qualified tuition or related expenses paid by the child during the year are treated as if the parent had paid them. Therefore, these expenses are included in calculating the parent's Hope Scholarship Credit.
A child may not claim a Hope Scholarship Credit on his/her tax return for a particular year if the child's parent claims the child as a dependent in that same year. (The same rules apply for the Lifetime Learning Credit, described in the next section.)

Q13: WHAT IS THE MAXIMUM HOPE SCHOLARSHIP CREDIT A TAXPAYER MAY CLAIM FOR AN ELIGIBLE STUDENT?
A13: Until 2002 (when the dollar limitations are indexed for inflation), for each student who meets the eligibility requirements, the credit amount is 100 percent of the first $1,000 of the taxpayer's out-of-pocket expenses for qualified tuition and related expenses, plus 50 percent of the next $1,000 of the taxpayer's out-of-pocket expenses for qualified tuition and related expenses. Therefore, the maximum credit amount for the expenses of an eligible student is $1,500. If the taxpayer is claiming a credit for more than one person, the credit amount for each student in the taxpayer's family is added together to determine the maximum total credit the taxpayer may claim.

Q14: THE AMOUNT A TAXPAYER MAY CLAIM AS A HOPE SCHOLARSHIP CREDIT IS GRADUALLY REDUCED FOR TAXPAYERS WITH MODIFIED ADJUSTED GROSS INCOME BETWEEN $40,000 AND $50,000 (BETWEEN $80,000 AND $100,000 FOR MARRIED TAXPAYERS FILING JOINTLY). HOW DOES THIS REDUCTION WORK?
A14: The reduction works on a sliding scale that reflects where the taxpayer's modified adjusted gross income is in the phase-out range. For example, until 2002 (when the dollar limitations on the credit and the income ranges are indexed for inflation), if an eligible student (who is not anyone's dependent for tax purposes) pays $2,000 or more in qualified tuition and related expenses in a particular year, and the student's modified adjusted gross income for the year is $45,000 (half way along the $10,000 phase-out range), the credit amount for the student is limited to $750. By contrast, if the same student's modified adjusted gross income was $35,000, the credit amount for the student would be the maximum $1,500.

Q15: HOW DOES A TAXPAYER CLAIM THE HOPE SCHOLARSHIP CREDIT?
A15: The first year that the credit will be available is 1998. Thus, taxpayers will not be able to claim the credit until they file their 1998 tax returns in 1999. Instructions accompanying the 1998 tax forms (for returns required to be filed in 1999) will explain how to calculate the credit and how to claim it on the tax return.

Q16: IS THERE A LIMIT TO THE NUMBER OF TIMES A TAXPAYER MAY CLAIM THE HOPE SCHOLARSHIP CREDIT FOR EACH STUDENT?
A16: Yes. The credit may be claimed in no more than two years for each student. Thus, for example, a couple with a child who starts as a freshman in the fall of 1998, continues as a sophomore in 1999, and meets the eligibility requirements may claim the credit for their child's expenses in 1998 and again in 1999. After 1999, neither the parents, the student, nor anyone else may claim any additional Hope Scholarship Credits for this student's qualified tuition and related expenses. However, in 2000 and thereafter, the Lifetime Learning Credit may be available for this child's expenses. Furthermore, if the couple has another child who starts as a freshman in the fall of 1999, the couple may claim the Hope Scholarship Credit for that child's expenses in 1999 and one additional year.

Q17: MAY AN INDIVIDUAL CLAIM BOTH THE HOPE SCHOLARSHIP CREDIT AND THE LIFETIME LEARNING CREDIT FOR A STUDENT'S EXPENSES IN A SINGLE TAXABLE YEAR?
A17: No. For each year in which a student meets the eligibility requirements for the Hope Scholarship Credit, the student's expenses may be used as the basis for a Hope Scholarship Credit or a Lifetime Learning Credit, but not both. If, for example, an eligible student pays more than $2,000 in qualified tuition and related expenses during the calendar year, the student (or the individual claiming the student as a dependent) may not claim the Hope Scholarship Credit for the first $2,000 of expenses and the Lifetime Learning Credit for the rest.

Q18: IF A COUPLE HAS TWO CHILDREN, ONE WHO IS A FRESHMAN AND ONE WHO IS A JUNIOR, MAY THE COUPLE CLAIM A HOPE SCHOLARSHIP CREDIT FOR THE FRESHMAN'S EXPENSES AND A LIFETIME LEARNING CREDIT FOR THE JUNIOR'S EXPENSES?
A18: Yes. Assuming the applicable eligibility requirements have been met for each credit, a taxpayer may claim the Hope Scholarship Credit for one student's expenses and the Lifetime Learning Credit for another student's expenses in the same year.

Q19: MAY A PARENT OR STUDENT CLAIM A HOPE SCHOLARSHIP CREDIT FOR TUITION PAID IN ADVANCE OF WHEN THE ACADEMIC PERIOD BEGINS?
A19: Generally, the credit is available only for payments of qualified tuition and related expenses that cover an academic period beginning in the same calendar year as the payment is made. (An academic period begins on the first day of classes, and does not include periods of orientation, counseling, or vacation.) An exception, however, allows a parent or student to claim a Hope Scholarship Credit for payments of qualified tuition and related expenses made during the calendar year to cover an academic period that begins in January, February, or March of the following taxable year. Because the Hope Scholarship Credit does not apply to expenses paid before January 1, 1998, this exception does not apply to tuition paid in 1997 to cover academic periods beginning in 1998.

Q20: IF A STUDENT (WHO IS NOT CLAIMED AS A DEPENDENT ON ANYONE'S FEDERAL INCOME TAX RETURN) PAYS QUALIFIED TUITION AND RELATED EXPENSES USING A COMBINATION OF A PELL GRANT, A LOAN, A GIFT FROM A FAMILY MEMBER, AND SOME PERSONAL SAVINGS, WHAT EXPENSES MAY BE TAKEN INTO ACCOUNT IN CALCULATING THE HOPE SCHOLARSHIP CREDIT THE STUDENT MAY CLAIM?
A20: The student may take into account only "out-of-pocket" expenses in calculating the credit. Qualified tuition and related expenses paid with the student's earnings, a loan, a gift, an inheritance, or personal savings (including savings from a qualified state tuition program) are taken into account in calculating the credit amount. However, qualified tuition and related expenses paid with a Pell Grant or other tax-free scholarship, a tax-free distribution from an Education IRA, or tax-free employer-provided educational assistance are not taken into account in calculating the credit amount. (The same rules apply for the Lifetime Learning Credit, described in the next section.)

Q21: MAY A STUDENT'S PARENTS CLAIM THE HOPE SCHOLARSHIP CREDIT FOR THE STUDENT'S EXPENSES FOR A TAXABLE YEAR IN WHICH THE STUDENT TAKES MONEY OUT OF AN EDUCATION IRA ON A TAX-FREE BASIS?
A21: No. If a student is receiving a tax-free distribution from an Education IRA in a particular taxable year, none of that student's expenses may be claimed as the basis for a Hope Scholarship Credit for that taxable year. However, the student may waive the tax-free treatment of the Education IRA distribution and elect to pay any tax that would otherwise be owed on the Education IRA distributions received in any taxable year so that the student or the student's parents may claim a Hope Scholarship Credit for expenses paid in the same year the Education IRA distributions are received.

SECTION 2. LIFETIME LEARNING CREDIT

Beginning on July 1, 1998, taxpayers may be eligible to claim a nonrefundable Lifetime Learning Credit against their federal income taxes. The Lifetime Learning Credit may be claimed for the qualified tuition and related expenses of the students in the taxpayer's family (i.e., the taxpayer, the taxpayer's spouse, or an eligible dependent) who are enrolled in eligible educational institutions. Through 2002, the amount that may be claimed as a credit is equal to 20 percent of the taxpayer's first $5,000 of out-of-pocket qualified tuition and related expenses for all the students in the family. After 2002, the credit amount is equal to 20 percent of the taxpayer's first $10,000 of out-of-pocket qualified tuition and related expenses. Thus, the maximum credit a taxpayer may claim for a taxable year is $1,000 through 2002 and $2,000 thereafter. These amounts are not indexed for inflation.

If the taxpayer is claiming a Hope Scholarship Credit for a particular student, none of that student's expenses for that year may be applied toward the Lifetime Learning Credit. The amount a taxpayer may claim as a Lifetime Learning Credit is gradually reduced for taxpayers who have modified adjusted gross income between $40,000 ($80,000 for married taxpayers filing jointly) and $50,000 ($100,000 for married taxpayers filing jointly). Taxpayers with modified adjusted gross income over $50,000 ($100,000 for married taxpayers filing jointly) may not claim a Lifetime Learning Credit. The modified adjusted gross income limitation will be indexed for inflation in 2002 and years thereafter. The definition of modified adjusted gross income is the same as it is for purposes of the Hope Scholarship Credit. (See Sec. 1, Q&A6.)

The Lifetime Learning Credit may be claimed for payments of qualified tuition and related expenses made on or after July 1, 1998, for academic periods beginning on or after July 1, 1998. Therefore, the first time taxpayers will be able to claim the credit will be when they file their 1998 tax returns in 1999. The Lifetime Learning Credit is not available for any amount paid in 1997.

Q1: WHO MAY CLAIM THE LIFETIME LEARNING CREDIT?
A1: An individual paying qualified tuition and related expenses at a postsecondary educational institution may claim the credit, provided the institution is an eligible educational institution. Unlike the Hope Scholarship Credit, students are not required to be enrolled at least half-time in one of the first two years of postsecondary education. Nonresident aliens generally are not eligible to claim the Lifetime Learning Credit. (See Sec. 1, Q&A7.)

Q2: MAY AN INDIVIDUAL CLAIM A LIFETIME LEARNING CREDIT FOR PAYING QUALIFIED TUITION AND RELATED EXPENSES FOR OTHER FAMILY MEMBERS?
A2: Yes. An individual may claim the credit for his/her own qualified tuition and related expenses and the qualified tuition and related expenses of his/her spouse and other eligible dependents (including children) for whom the dependency exemption is allowed. Generally, a parent may claim the dependency exemption for his/her unmarried child if: (1) the parent supplies more than half the child's support for the taxable year, and (2) the child is under age 19 or is a full-time student under age 24.

Q3: WHAT ARE THE ELIGIBILITY REQUIREMENTS FOR THE INSTITUTION?
A3: They are the same requirements that apply for the Hope Scholarship Credit. (See Sec. 1, Q&A4.)

Q4: IS THE LIFETIME LEARNING CREDIT AVAILABLE FOR A STUDENT
TAKING ONLY ONE COURSE?
A4: Yes. For example, a student who has just graduated from high school and is taking a single course at a community college may claim the Lifetime Learning Credit if the student comes within the income limits and is not claimed as a dependent by someone else.

Q5: ARE QUALIFIED TUITION AND RELATED EXPENSES FOR GRADUATE-LEVEL EDUCATION ELIGIBLE FOR THE LIFETIME LEARNING CREDIT?
A5: Yes.

Q6: MAY AN INDIVIDUAL CLAIM A LIFETIME LEARNING CREDIT FOR MORE THAN ONE FAMILY MEMBER?
A6: Yes. However, unlike the Hope Scholarship Credit, the Lifetime Learning Credit is calculated on a per family, rather than a per student, basis. Therefore, the maximum available credit does not vary with the number of students in the family. For example, if in 1999 a married individual whose modified adjusted gross income is $35,000 pays $5,000 of qualified tuition and related expenses to attend an eligible educational institution, the individual may claim a $1,000 Lifetime Learning Credit. If in the same year the individual also pays another $2,000 in qualified tuition and related expenses for his spouse to attend an eligible educational institution, the individual's Lifetime Learning Credit is still $1,000.

Q7: MAY BOTH THE PARENT AND A DEPENDENT CHILD CLAIM THE LIFETIME LEARNING CREDIT FOR THE CHILD'S QUALIFIED TUITION AND RELATED EXPENSES IN THE SAME YEAR? A7: No. Either the parent or the child, but not both, may claim the credit for the child's expenses in a particular year. If an individual claims the child as a dependent on his/her Federal income tax return for the year, only the individual may claim the Life-time Learning Credit for the child's qualified tuition and related expenses. If no one claims the child as a dependent on a Federal income tax return for the year, only the child may claim the Lifetime Learning Credit for the child's expenses.

Q8: HOW DOES A PARENT CLAIM A LIFETIME LEARNING CREDIT FOR THE QUALIFIED TUITION AND RELATED EXPENSES OF A DEPENDENT CHILD?
A8: The parent may claim the credit on his/her Federal income tax return even if the child files his/her own tax return. When a child is claimed as a dependent on the parent's return, any qualified tuition and related expenses paid by the child during the year are treated as if the parent had paid them and, therefore, are included in calculating the parent's Lifetime Learning Credit. A child may not claim a Lifetime Learning Credit on his/her tax return for any year if the child's parent claims the child as a dependent in that same year. Also, a married taxpayer who does not file a joint return is not eligible to claim the Lifetime Learning Credit. (See Sec. 1, Q&A11.)

Q9: WHAT IS THE MAXIMUM LIFETIME LEARNING CREDIT A TAXPAYER
MAY CLAIM?
 A9: The credit is equal to 20 percent of the taxpayer's out-of-pocket expenses for qualified tuition and related expenses of all eligible family members, up to a maximum of $5,000 in expenses annually through 2002. Thus, the maximum Lifetime Learning Credit a taxpayer may claim through 2002 is $1,000. After 2002, the credit is equal to 20 percent of the taxpayer's out-of-pocket expenses up to a maximum of $10,000 in expenses. Thus, the maximum Lifetime Learning Credit a taxpayer may claim after 2002 is $2,000. The maximum credit does not change even if the taxpayer is claiming a credit for the expenses of more than one student in the family.

Q10: WHAT DOES THE TERM "QUALIFIED TUITION AND RELATED EXPENSES" MEAN FOR PURPOSES OF THE LIFETIME LEARNING CREDIT?
A10: The term "qualified tuition and related expenses" for purposes of the Lifetime Learning Credit has the same meaning as it does for purposes of the Hope Scholarship Credit. (See Sec. 1, Q&A5.)

Q11: IF A STUDENT (WHO IS NOT CLAIMED AS A DEPENDENT ON ANYONE'S FEDERAL INCOME TAX RETURN) PAYS QUALIFIED TUITION AND RELATED EXPENSES USING A COMBINATION OF A PELL GRANT, A LOAN, A GIFT FROM A FAMILY MEMBER, AND SOME PERSONAL SAVINGS, WHAT EXPENSES MAY BE TAKEN INTO ACCOUNT IN CALCULATING THE LIFETIME LEARNING CREDIT THE STUDENT MAY CLAIM?
A11: The student may take into account only "out-of-pocket" expenses in calculating the Lifetime Learning Credit. Qualified tuition and related expenses paid with the student's earnings, a loan, a gift, an inheritance, or personal savings (including savings from a qualified state tuition program) are taken into account in calculating the credit amount. However, qualified tuition and related expenses paid with a Pell Grant or other tax-free scholarship, a tax-free distribution from an Education IRA, or tax-free employer-provided educational assistance are not taken into account in calculating the credit amount.

Q12: HOW DOES A TAXPAYER CLAIM THE LIFETIME LEARNING CREDIT?
A12: The first year that the credit will be available is 1998. Taxpayers will not be able to claim the credit until they file their 1998 returns in 1999. Instructions accompanying the 1998 tax forms (for returns required to be filed in 1999) will explain how to calculate the credit and how to claim it on the tax return.

Q13: IS THERE A LIMIT ON THE NUMBER OF YEARS IN WHICH A LIFETIME LEARNING CREDIT MAY BE CLAIMED, AS THERE IS FOR THE HOPE SCHOLARSHIP CREDIT?
A13: Unlike the Hope Scholarship Credit, there is no limit to the number of years in which a Lifetime Learning Credit may be claimed for each student. Thus, for example, an individual who enrolls in one college-level class every year would be able to claim the Lifetime Learning Credit for an unlimited number of years, provided the individual meets the income limits and is taking the classes at institutions that meet the eligibility requirements. (See Q&A3 in this section.)

Q14: MAY A PARENT OR STUDENT CLAIM A LIFETIME LEARNING CREDIT FOR TUITION PAID IN ADVANCE OF WHEN THE ACADEMIC PERIOD BEGINS?
A14: Generally, the credit is available only for payments of qualified tuition and related expenses that cover an academic period beginning in the same calendar year as the year in which payment is made. (An academic period begins on the first day of classes, and does not include periods of orientation, counseling, or vacation.) An exception, however, allows a parent or student to claim a Lifetime Learning Credit for payments of qualified tuition and related expenses made during the calendar year to cover an academic period that begins in January, February, or March of the following taxable year. Because the Lifetime Learning Credit does not apply to expenses paid before July 1, 1998, this exception does not apply to tuition paid before that date to cover academic periods beginning before or after that date.

Q15: MAY A STUDENT OR A STUDENT'S PARENTS TAKE THE LIFETIME LEARNING CREDIT FOR THE STUDENT'S EXPENSES IN A TAXABLE YEAR IN WHICH THE STUDENT TAKES MONEY OUT OF AN EDUCATION IRA ON A TAX-FREE BASIS?
A15: No. If a student is receiving a tax-free distribution from an Education IRA in a particular taxable year, none of that student's expenses may be claimed as the basis for a Lifetime Learning Credit for that year. However, the student may waive the tax-free treatment of the Education IRA distribution and elect to pay any tax that would otherwise be owed on the Education IRA distributions so that the student or the student's parents may claim a Lifetime Learning Credit for expenses paid in the same year the Education IRA distributions are received.

SECTION 3. EDUCATION IRAS

Beginning January 1, 1998, taxpayers may deposit up to $500 per year into an Education IRA for a child under age 18. Parents, grandparents, other family members, friends, and a child him/ herself may contribute to the child's Education IRA, provided that the total contributions for the child during the taxable year do not exceed the $500 limit. Amounts deposited in the account grow tax-free until distributed, and the child will not owe tax on any withdrawal from the account if the child's qualified higher education expenses at an eligible educational institution for the year equal or exceed the amount of the withdrawal. If the child does not need the money for postsecondary education, the account balance can be rolled over to the Education IRA of certain family members who can use it for their higher education. Amounts withdrawn from an Education IRA that exceed the child's qualified higher education expenses in a taxable year are generally subject to income tax and to an additional tax of 10 percent. The Hope Scholarship Credit and Lifetime Learning Credit may not be claimed for a student's expenses in a taxable year in which the student takes a tax-free withdrawal from an Education IRA.

Q1: WHAT IS AN EDUCATION IRA?
A1: An Education IRA is a trust or custodial account that is created or organized in the United States exclusively for the purpose of paying the qualified higher education expenses of the designated beneficiary of the account. The account must be designated as an Education IRA when it is created in order to be treated as an Education IRA for tax purposes.

Q2: FOR WHOM MAY AN EDUCATION IRA BE ESTABLISHED?
A2: An Education IRA may be established for the benefit of any child under age
18. Contributions to the Education IRA will not be accepted after the designated beneficiary reaches his/her 18th birthday.

Q3: WHERE MAY AN INDIVIDUAL OPEN AN EDUCATION IRA?
A3: An individual may open an Education IRA with any bank, or other entity that has been approved to serve as a nonbank trustee or custodian of an individual retirement account (IRA), and the bank or entity is offering Education IRAs. Other entities that wish to offer Education IRAs but are not approved to serve as IRA trustees or custodians may seek approval by following the same IRS procedures used for approval of other IRA nonbank trustees. See Notice 97-57, 1997-43 I.R.B. (October 27, 1997).

Q4: WHEN MAY A TAXPAYER START CONTRIBUTING TO AN EDUCATION IRA FOR A CHILD? A4: A taxpayer may start making contributions on January 1, 1998, or at any time thereafter.

Q5: HOW MUCH MAY BE CONTRIBUTED TO A CHILD'S EDUCATION IRA?
A5: Up to $500 per year in aggregate contributions may be made for the benefit of any child. The contributions may be placed in a single Education IRA or in multiple Education IRAs.

Q6: WHAT HAPPENS IF MORE THAN $500 IS CONTRIBUTED TO AN EDUCATION IRA ON BEHALF OF A CHILD IN A CALENDAR YEAR?
A6: Aggregate contributions for the benefit of a particular child in excess of $500 for a calendar year are treated as excess contributions. If the excess contributions (and any earnings attributable to them) are not withdrawn from the child's account (or accounts) before the tax return for the year is due, the excess contributions are subject to a 6 percent excise tax for each year the excess amount remains in the account.

Q7: MAY CONTRIBUTIONS OTHER THAN CASH BE MADE TO A CHILD'S EDUCATION IRA?
A7: No. Education IRAs are permitted to accept contributions made in cash only.

Q8: MAY CONTRIBUTORS TAKE A DEDUCTION FOR CONTRIBUTIONS MADE TO AN EDUCATION
IRA?
A8: No.

Q9: ARE THERE ANY RESTRICTIONS ON WHO CAN CONTRIBUTE TO AN EDUCATION IRA?
A9: Any individual may contribute up to $500 to a child's Education IRA if the individual's modified adjusted gross income for the taxable year is no more than $95,000 ($150,000 for married taxpayers filing jointly). (See Sec. 1, Q&A6 for a description of modified adjusted gross income.) The $500 maximum contribution per child is gradually reduced for individuals with modified adjusted gross income between $95,000 and $110,000 (between $150,000 and $160,000 for married taxpayers filing jointly). For example, an unmarried taxpayer with modified adjusted gross income of $96,500 in a taxable year could make a maximum contribution per child of $450 for that year. Taxpayers with modified adjusted gross income above $110,000 ($160,000 for married taxpayers filing jointly) cannot make contributions to anyone's Education IRA.

Q10: MAY A CHILD CONTRIBUTE TO HIS/HER OWN EDUCATION IRA?
A10: Yes.

Q11: DOES A TAXPAYER HAVE TO BE RELATED TO THE DESIGNATED BENEFICIARY IN ORDER TO CONTRIBUTE TO THE DESIGNATED BENEFICIARY'S EDUCATION IRA?
A11: No.

Q12: HOW MANY EDUCATION IRAS MAY A CHILD HAVE?
A12: There is no limit on the number of Education IRAs that may be established designating a particular child as beneficiary. However, in any given taxable year the total aggregate contributions to all the accounts designating a particular child as beneficiary may not exceed $500.

Q13: MAY A DESIGNATED BENEFICIARY TAKE A TAX-FREE WITHDRAWAL FROM AN EDUCATION IRA TO PAY QUALIFIED HIGHER EDUCATION EXPENSES IF THE DESIGNATED BENEFICIARY IS ENROLLED LESS THAN FULL-TIME AT AN ELIGIBLE EDUCATIONAL INSTITUTION?
A13: Yes. Whether the designated beneficiary is enrolled full-time, half-time, or less than half-time, he/she may take a tax-free withdrawal to pay qualified higher education expenses.

Q14: WHAT HAPPENS WHEN A DESIGNATED BENEFICIARY WITHDRAWS ASSETS FROM AN EDUCATION IRA TO PAY FOR COLLEGE?
A14: Generally, the withdrawal is tax-free to the designated beneficiary to the extent the amount of the withdrawal does not exceed the designated beneficiary's qualified higher education expenses.

Q15: WHAT ARE "QUALIFIED HIGHER EDUCATION EXPENSES"?
A15: "Qualified higher education expenses" mean expenses for tuition, fees, books, supplies, and equipment required for the enrollment or attendance of the designated beneficiary at an eligible educational institution. Qualified higher education expenses also include amounts contributed to a qualified state tuition program. Qualified higher education expenses also include room and board (generally the school's posted room and board charge, or $2,500 per year for students living off-campus and not at home)if the designated beneficiary is at least a half-time student at an eligible educational institution. The standards for determining whether a student is enrolled at least half-time are the same as those used for the Hope Scholarship Credit. (See Sec. 1, Q&A3.)

Q16: WHAT IS AN ELIGIBLE EDUCATIONAL INSTITUTION?
A16: An eligible educational institution is any college, university, vocational school, or other postsecondary educational institution that is described in
Section 481 of the Higher Education Act of 1965 (20 U.S.C. 1088) and, therefore, eligible to participate in the student aid programs administered by the Department of Education. This category includes virtually all accredited public, nonprofit, and proprietary postsecondary institutions. (The same eligibility requirements for institutions apply for the Hope Scholarship Credit, the Lifetime Learning Credit, and early withdrawals from IRAs for qualified higher education expenses.)(See Sec. 1, Q&A4, Sec. 2, Q&A3, and Sec. 4, Q&A2.)

Q17: WHAT HAPPENS IF A DESIGNATED BENEFICIARY WITHDRAWS AN AMOUNT FROM AN EDUCATION IRA BUT DOES NOT HAVE ANY QUALIFIED HIGHER EDUCATION EXPENSES TO PAY IN THE TAXABLE YEAR HE/SHE MAKES THE WITHDRAWAL?
A17: Generally, if a designated beneficiary withdraws an amount from an Education IRA and does not have any qualified higher education expenses during the taxable year, a portion of the distribution is taxable. The taxable portion is the portion that represents earnings that have accumulated tax-free in the account. The taxable portion of the distribution is also subject to a 10 percent additional tax unless an exception applies.

Q18: IS A DISTRIBUTION FROM AN EDUCATION IRA TAXABLE IF THE DISTRIBUTION IS CONTRIBUTED TO ANOTHER EDUCATION IRA?
A18: Any amount distributed from an Education IRA and rolled over to another Education IRA for the benefit of the same designated beneficiary or certain members of the designated beneficiary's family is not taxable. An amount is rolled over if it is paid to another Education IRA on a date within 60 days after the date of the distribution. Members of the designated beneficiary's family include the designated beneficiary's children and their descendants, stepchildren and their descendants, siblings and their children, parents and grandparents, stepparents, and spouses of all the foregoing. The $500 annual contribution limit to Education IRAs does not apply to these rollover contributions. For example, an older brother who has $2,000 left in his Education IRA after he graduates from college can roll over the full $2,000 balance to an Education IRA for his younger sister who is still in high school without paying any tax on the transfer.

Q19: WHAT HAPPENS TO THE ASSETS REMAINING IN AN EDUCATION IRA AFTER THE DESIGNATED BENEFICIARY FINISHES HIS/HER POSTSECONDARY EDUCATION?
A19: There are two options. The amount remaining in the account may be withdrawn for the designated beneficiary. The designated beneficiary will be subject to both income tax and the additional 10 percent tax on the portion of the amount withdrawn that represents earnings if the designated beneficiary does not have any qualified higher education expenses in the same taxable year he/she makes the withdrawal. Alternatively, if the amount in the designated beneficiary's Education IRA is withdrawn and rolled over (as described in Q&A18 of this section) to another Education IRA for the benefit of a member of the designated beneficiary's family, the amount rolled over will not be taxable.

Q20: RATHER THAN ROLLING OVER MONEY FROM ONE EDUCATION IRA TO ANOTHER, MAY THE DESIGNATED BENEFICIARY OF THE ACCOUNT BE CHANGED FROM ONE CHILD TO ANOTHER WITHOUT TRIGGERING A TAX?
A20: Yes, provided: (1) the terms of the particular trust or custodial account permit a change in designated beneficiaries (each trustee or custodian will control whether options like this one are available in the accounts they offer), and (2) the new designated beneficiary is a member of the previous designated beneficiary's family. (See Q&A18 in this section.)

Q21: MAY A STUDENT OR THE STUDENT'S PARENTS CLAIM THE HOPE SCHOLARSHIP CREDIT OR LIFETIME LEARNING CREDIT FOR THE STUDENT'S EXPENSES IN A TAXABLE YEAR IN WHICH THE STUDENT RECEIVES MONEY FROM AN EDUCATION IRA ON A TAX-FREE BASIS? A21: No. If a student is receiving a tax-free distribution from an Education IRA in a particular taxable year, none of that student's expenses may be claimed as the basis for a Hope Scholarship Credit or Lifetime Learning Credit for that year. However, the student may waive the tax-free treatment of the Education IRA distribution and elect to pay any tax that would otherwise be owed on an Education IRA distribution so that the student or the student's parents may claim a Hope Scholarship Credit or Lifetime Learning Credit for expenses paid in the same year the Education IRA distributions are received. Q22: MAY CONTRIBUTIONS BE MADE TO BOTH A QUALIFIED STATE TUITION PROGRAM AND AN EDUCATION IRA ON BEHALF OF THE SAME DESIGNATED BENEFICIARY IN THE SAME TAXABLE YEAR?
A22: No. Any amount contributed to an Education IRA on behalf of a designated beneficiary during any taxable year in which an amount is also contributed to a qualified state tuition program on behalf of the same beneficiary will be treated as an excess contribution to the Education IRA. (See Q&A6 in this section for the treatment of excess contributions.)

SECTION 4. USING IRA WITHDRAWALS TO PAY
HIGHER EDUCATION EXPENSES

Beginning January 1, 1998, a taxpayer may make withdrawals from an individual retirement account (IRA) to pay the qualified higher education expenses for the taxpayer, the taxpayer's spouse, or the child or grandchild of the taxpayer or taxpayer's spouse at an eligible educational institution. The taxpayer will owe federal income tax on the amount withdrawn, but will not be subject to the 10 percent early withdrawal tax that applies when amounts are withdrawn from an individual retirement account before the account holder reaches age 591/2.

Q1: WHEN CAN AN INDIVIDUAL FIRST MAKE A WITHDRAWAL FROM AN IRA TO PAY FOR QUALIFIED HIGHER EDUCATION EXPENSES WITHOUT PAYING THE 10 PERCENT EARLY WITHDRAWAL TAX?
A1: On or after January 1, 1998, an individual can make withdrawals from his/her IRA to pay for qualified higher education expenses for academic periods beginning on or after January 1, 1998, without paying the 10 percent early withdrawal tax. See Notice 97-53, 1997-40 I.R.B. The 10 percent early withdrawal tax does not apply to a distribution from an IRA to the extent that the amount of the distribution does not exceed the qualified higher education expenses for the taxpayer, the taxpayer's spouse, and the child or grandchild of the taxpayer or the taxpayer's spouse at an eligible educational institution. For purposes of this rule, the term "qualified higher education expenses" means tuition, fees, books, supplies and equipment required for the enrollment or attendance of the student at an eligible educational institution. Qualified higher education expenses also include room and board if the student is enrolled at least half-time. Qualified higher education expenses paid with an individual's earnings, a loan, a gift, an inheritance given to the student or the individual claiming the credit, or personal savings (including savings from a qualified state tuition program) are included in determining the amount of the IRA withdrawal which is not subject to the 10 percent early withdrawal tax. Qualified higher education expenses paid with a Pell Grant or other tax-free scholarship, a tax-free distribution from an Education IRA, or tax-free employer-provided educational assistance are excluded.

Q2: WHAT ARE THE REQUIREMENTS FOR AN "ELIGIBLE EDUCATIONAL
INSTITUTION"?
A2: An "eligible educational institution" is any college, university, vocational school, or other postsecondary educational institution that is described in section 481 of the Higher Education Act of 1965 (20 U.S.C. 1088) and, therefore, eligible to participate in the student aid programs administered by the Department of Education. This category includes virtually all accredited public, nonprofit, and proprietary postsecondary institutions. (The same eligibility requirements for institutions apply for the Hope Scholarship Credit, the Lifetime Learning Credit, and Education IRAs.) (See Sec. 1, Q&A4, Sec. 2, Q&A3, and Sec. 3, Q&A16.)

Q3: WHEN ARE IRA WITHDRAWALS USUALLY SUBJECT TO THE 10
PERCENT EARLY WITHDRAWAL TAX?
A3: Generally, if a taxpayer makes a withdrawal from his/her IRA before reaching age 591/2, the taxpayer must pay the 10 percent early withdrawal tax on all or part of the amount withdrawn.

Q4: IN ADDITION TO THE EDUCATION IRA, TRA '97 ALSO CREATED THE ROTH IRA. MAY A TAXPAYER MAKE A WITHDRAWAL FROM A ROTH IRA TO PAY FOR HIS/HER CHILD'S QUALIFIED HIGHER EDUCATION EXPENSES?
A4: Yes. A taxpayer may make a withdrawal from a Roth IRA, as they can from other IRAs, to pay qualified higher education expenses without paying the 10 percent early withdrawal tax.

SECTION 5. STUDENT LOAN INTEREST DEDUCTION

Beginning January 1, 1998, taxpayers who have taken loans to pay the cost of attending an eligible educational institution for themselves, their spouse, or their dependent generally may deduct interest they pay on these student loans. The maximum deduction each taxpayer is permitted to take increases from $1,000 in 1998 to $2,500 in 2001 and thereafter. The following table summarizes the yearly increases.

YEAR                 MAXIMUM DEDUCTION
1998                 $1,000
1999                 $1,500
2000                 $2,000
2001 and thereafter  $2,500

The deduction is available only for interest payments made during the first 60 months in which interest payments are required on the loan. The student loan interest deduction is available for interest payments due and made on or after January 1, 1998. Thus, the first time taxpayers will be able to claim the deduction is when they file their 1998 tax returns in 1999. No student loan interest deduction will be allowed for interest due or paid before 1998.

Q1: ARE THERE ANY LIMITS ON WHAT QUALIFIES AS A STUDENT LOAN?
A1: Yes. The loan must have been used to pay the costs of attendance at an eligible educational institution for a student enrolled at least half-time in a program leading to a degree, certificate, or other recognized educational credential. An eligible educational institution is any college, university, vocational school, or other postsecondary educational institution that is described in section 481 of the Higher Education Act of 1965 (20 U.S.C. 1088) and, therefore, eligible to participate in the student aid programs administered by the Department of Education. This category includes virtually all accredited public, nonprofit, and proprietary postsecondary institutions. For purposes of the student loan interest deduction, eligible educational institutions also include institutions that conduct an internship or residency program leading to a degree or certificate awarded by an institution of higher education, a hospital, or a health care facility that offers postgraduate training.

Q2: IS A STUDENT LOAN INTEREST DEDUCTION AVAILABLE IF THE STUDENT LOAN IS NOT FEDERALLY GUARANTEED OR OTHERWISE SUBSIDIZED?
A2: Yes. As long as the loan was used to pay the costs of attendance at an eligible educational institution and the other eligibility requirements are met, the deduction is available for the interest on the loan. The deduction does not depend on whether the loan is federally guaranteed or subsidized.

Q3: WHAT COSTS ARE INCLUDED IN THE COSTS OF ATTENDANCE?
A3: Costs of attendance include all items that are included in costs of attendance for purposes of calculating a student's financial need in accordance with the Higher Education Act. Thus, they include tuition, fees, room, board, books, equipment, and other necessary expenses, such as transportation. Costs of attendance include more items than are included in qualified tuition and related expenses for purposes of the Hope Scholarship and Lifetime Learning Credits. (See Sec. 1, Q&A5 and Sec. 2, Q&A10.)

Q4: IS THE DEDUCTION AVAILABLE FOR INTEREST PAID ON LOANS USED TO PAY FOR GRADUATE SCHOOL?
A4: Yes.

Q5: ARE THERE ANY LIMITS ON WHO MAY TAKE THE STUDENT LOAN INTEREST DEDUCTION? A5: Yes, there are income restrictions. To claim the maximum deduction, a taxpayer must have modified adjusted gross income of $40,000 or less ($60,000 for married taxpayers filing jointly). The amount of the taxpayer's deduction is gradually reduced for taxpayers with modified adjusted gross income between $40,000 and $55,000 (between $60,000 and $75,000 for married taxpayers filing jointly). For example, for 1998, the maximum deduction a single taxpayer with modified adjusted gross income of $47,500 could take would be $500. Taxpayers with modified adjusted gross income above $55,000 ($75,000 for married taxpayers filing jointly) may not claim the student loan interest deduction. The modified adjusted gross income limitations are indexed for inflation after 2002.

Q6: MAY FORMER STUDENTS WHOSE LOANS ARE ALREADY IN REPAYMENT DEDUCT THE INTEREST THEY PAY ON A STUDENT LOAN ON OR AFTER JANUARY 1, 1998?
A6: Yes, but they may deduct only those payments made during the first 60 months that interest payments are required on a loan. If interest payments on a student loan were first required before January 1, 1998, the months in which those payments were required count against the 60-month time limit for that loan. The 60-month period may run out at different times for different loans.

Q7: MAY A PARENT CLAIM THE STUDENT LOAN INTEREST DEDUCTION IF THE PARENT BORROWS TO PAY HIS/HER CHILD'S COSTS OF ATTENDING COLLEGE?
A7: Yes. An individual may claim the student loan interest deduction if the individual borrows money to pay the costs of attending college for certain members of the individual's family or household (including his/her children) and incurs the debt in a year in which the individual supplies more than half of the student's support.

Q8: IF AN INDIVIDUAL HAS PAID MORE THAN $1,000 IN INTEREST ON STUDENT LOANS IN 1998 AND IS OTHERWISE ELIGIBLE TO TAKE THE MAXIMUM STUDENT LOAN INTEREST DEDUCTION, HOW LARGE A DEDUCTION MAY THE INDIVIDUAL CLAIM?
A8: The individual's student loan interest deduction for 1998 is $1,000, provided the individual's modified adjusted gross income falls below the point where the deduction is reduced or eliminated.

Q9: DOES AN INDIVIDUAL HAVE TO ITEMIZE HIS/HER INCOME TAX DEDUCTIONS TO CLAIM THE STUDENT LOAN INTEREST DEDUCTION?
A9: No. The student loan interest deduction is available regardless of whether an individual elects to take the standard deduction or to itemize deductions. Instructions accompanying the 1998 tax forms (for returns required to be filed in 1999) will explain how to compute and claim the deduction.

Q10: IF A STUDENT IS CLAIMED AS A DEPENDENT BY HIS/HER PARENT IN A PARTICULAR TAXABLE YEAR, MAY THE STUDENT TAKE THE STUDENT LOAN INTEREST DEDUCTION FOR STUDENT LOAN INTEREST THAT HE/SHE PAYS IN THAT YEAR?
A10: No. The student may not claim the student loan interest deduction in any taxable year in which he/she is claimed as a dependent on another taxpayer's return. However, if the student continues to pay interest on a student loan and meets the other eligibility requirements, the student may claim the student loan interest deduction for payments made in a later year when the student is no longer a dependent on his/her parent's Federal income tax return.

Q11: ARE THERE ANY TAX BENEFITS AVAILABLE IF THE STUDENT REPAYS HIS/HER LOAN BY PERFORMING COMMUNITY SERVICE RATHER THAN MAKING CASH PAYMENTS?
A11: There may be. Loan forgiveness provided in return for community service is tax-free when it is part of certain lending programs run by Federal, state, or local governments, educational institutions, or charitable organizations. Students should consult a tax advisor to determine whether they qualify.

SECTION 6. QUALIFIED STATE TUITION PROGRAMS

Under current law, a qualified state tuition program (QSTP) means a program established and maintained by a state under which a person may: (1) prepay tuition benefits on behalf of a beneficiary so that the beneficiary is entitled to a waiver or a payment of qualified higher education expenses, or (2) contribute to an account that is established for paying qualified higher education expenses of the beneficiary. The tax on earnings attributable to prepayments or contributions is deferred until the earnings are distributed from the QSTP. The beneficiary pays tax on the earnings at the time of distribution. If amounts saved through a QSTP are used to pay for college, the student or the student's parents still may be eligible to claim either the Hope Scholarship Credit or the Lifetime Learning Credit.

Q1: HOW HAVE THE PRIOR RULES FOR QSTPS BEEN CHANGED BY TRA '97?
A1: (1) QSTPs may now be used to save for room and board expenses, up to a specified level (generally the school's posted room and board charge, or $2,500 per year for students living off-campus and not at home); (2) QSTPs may now be used to pay expenses not only at public and nonprofit institutions but also at proprietary schools (i.e., any school that is an eligible educational institution for purposes of the Hope Scholarship or Lifetime Learning Credits, see Sec. 1, Q&A4); (3) Accounts in QSTPs may now be transferred tax-free from the beneficiary to a broader range of family members. (Step-siblings and spouses of family members have been added.)

Q2: MAY A STUDENT USING A QSTP TO PAY FOR COLLEGE ALSO BENEFIT FROM THE HOPE SCHOLARSHIP CREDIT OR LIFETIME LEARNING CREDIT?
A2: Yes. The student or the student's parent may claim a Hope Scholarship Credit or Lifetime Learning Credit for qualified tuition and related expenses covered by a qualified state tuition program, provided the other eligibility requirements for the credits are met.

Q3: WHEN ARE THE CHANGES TO THE QSTP RULES MADE BY TRA '97 EFFECTIVE?
A3: Generally, the new rules go into effect on January 1, 1998. However, the new provision permitting QSTPs to be used to save for room and board expenses is effective back to August 20, 1996.

Q4: MAY CONTRIBUTIONS BE MADE TO BOTH A QUALIFIED STATE TUITION PROGRAM AND AN EDUCATION IRA ON BEHALF OF THE SAME DESIGNATED BENEFICIARY IN THE SAME TAXABLE YEAR?
A4: No. Any amount contributed to an Education IRA on behalf of a designated beneficiary during any taxable year in which an amount is also contributed to a qualified state tuition program on behalf of the same beneficiary will be treated as an excess contribution to the Education IRA. (See Sec. 3, Q&A6 for the treatment of excess contributions to an Education IRA.)

SECTION 7. EXCLUSION FOR EMPLOYER-PROVIDED
EDUCATIONAL ASSISTANCE

TRA '97 extends tax-free treatment to employer-provided educational assistance for undergraduate courses that begin before June 1, 2000. Employers may continue to provide up to $5,250 per year in educational assistance to each employee on a tax-free basis for courses beginning before that date, regardless of whether the education is job-related. This benefit expires for assistance in paying for courses that begin on or after June 1, 2000.

Q1: HOW DOES AN EMPLOYEE LEARN WHETHER TAX-FREE EDUCATIONAL ASSISTANCE IS AVAILABLE TO HIM/HER?
A1: Employers have this information. Employers offering tax-free educational assistance are required to have a written plan describing the benefit and the terms under which it is available.

Q2: DOES THE EMPLOYEE HAVE TO DO ANYTHING SPECIAL TO AVOID BEING TAXED ON EMPLOYER-PROVIDED EDUCATIONAL ASSISTANCE,UP TO THE $5,250 LIMIT?
A2: No. The employer will automatically treat the educational assistance as a tax-free benefit and will not include it as wages on the employee's W-2 form.

Q3: MAY AN EMPLOYEE RECEIVE TAX-FREE EDUCATIONAL ASSISTANCE FROM THE EMPLOYER TO ATTEND GRADUATE SCHOOL?
A3: In general, no. However, employers can provide job-related educational assistance for graduate-level education as a tax-free fringe benefit under certain circumstances. Educational assistance would generally qualify as job-related if it maintains or improves skills required for the employee's current job or satisfies certain express employer-imposed conditions for continued employment. Individuals should consult a tax advisor for help in determining the tax treatment of any assistance the individual may be receiving from an employer for graduate-level education.

Q4: IF A STUDENT IS ENROLLED IN UNDERGRADUATE COURSES IN A PARTICULAR YEAR AND OWES $3,000 IN QUALIFIED TUITION AND RELATED EXPENSES, AND THE STUDENT'S EMPLOYER PAYS ALL OF THE STUDENT'S QUALIFIED TUITION AND RELATED EXPENSES, MAY A HOPE SCHOLARSHIP CREDIT OR A LIFETIME LEARNING CREDIT BE CLAIMED FOR THAT STUDENT FOR THAT YEAR?
A4: No. Neither the Hope Scholarship Credit nor the Lifetime Learning Credit may be claimed for that student for that year.

FURTHER INFORMATION

For further information contact: Donna J. Welch, (202) 622-4910 regarding the Hope Scholarship and Lifetime Learning Credits; Monice L. Rosenbaum, (202) 622-6070 regarding employer-provided educational assistance and qualified state tuition programs; Pamela R. Kinard, (202) 622-6030 regarding Education IRAs and using IRA withdrawals to pay for higher education expenses; and John Moriarty,
(202) 622-4950 regarding student loan interest deduction (not toll-free numbers).

The IRS will publish additional guidance on the provisions discussed in this notice as well as other provisions included in TRA '97. You may visit the IRS worldwide web site at (http://www.irs.ustreas.gov/ hot/taxlaw.html) for information on additional guidance as it becomes available.

The Department of Education has a worldwide web site (http:// www.ed.gov/proginfo/SFA/StudentGuide) you can visit and telephone numbers (1-800-4FED-AID and 1-800-USA-LEARN) you can call to get more information on affording college and obtaining student aid, such as Pell Grants and student loans.

DRAFTING INFORMATION

The principal authors of this notice are Donna J. Welch, Office of Assistant Chief Counsel (Income Tax and Accounting) and Monice L. Rosenbaum and Pamela R. Kinard, Office of Associate Chief Councel (Employee Benefits and Exempt Organizations). However, other personnel from the IRS and Treasury Department participated in its development.


ADDITIONAL DISCLOSURES

HOW DOES THE DESIGNATED BENEFICIARY BEGIN RECEIVING DISTRIBUTIONS?

Contact the First Omaha Family of Funds for a Distribution Request Form. The First Omaha Family of Funds may be reached at P.O. Box 419022, Kansas City, MO 64141-6022 or by calling
1-800-662-4203.

CAN I REVOKE MY ACCOUNT?

The Depositor will be permitted to revoke the Education IRA within seven (7) days after the date on which you are given this Education IRA Disclosure Statement. If you have not received this Disclosure Statement at least seven (7) calendar days before your Education IRA has been established, you have the right to revoke your Education IRA during the seven (7) calendar days after your Education IRA was established. To revoke your Education IRA under this seven-day provision, you must request the revocation by giving written notice to First Omaha Funds. If mailed, your revocation notice will be deemed mailed on the date of the postmark (or, if sent by certified or registered mail, the date of certification or registration) if it is deposited in the mail in the United States in an envelope or other appropriate wrapper, first-class postage prepaid, properly addressed. Upon such revocation, you will be entitled to a return of the entire amount of the consideration paid to the Education IRA, without adjustment for sales commissions, administrative expenses or fluctuation in the market value of the Education IRA.

HAS THE INTERNAL REVENUE SERVICE APPROVED THE FORM OF THE FIRST OMAHA FUNDS EDUCATION IRA CUSTODIAL ACCOUNT AGREEMENT?

While many of the provisions of the First Omaha Funds Education IRA Custodial Account Agreement are taken verbatim from a form provided by the Internal Revenue Service, the Internal Revenue Service has not approved the form of the entire Agreement.


EDUCATION INDIVIDUAL RETIREMENT
CUSTODIAL ACCOUNT AGREEMENT

(UNDER SECTION 530 OF THE INTERNAL REVENUE CODE)

This Agreement, together with the Education IRA Application, constitutes Form 5305-EA (January 1998) of the Internal Revenue Service.

The Depositor whose name appears on the Education IRA Application to which this Agreement applies (hereinafter called "Depositor") is establishing an Education Individual Retirement Custodial Account under Section 530 for the benefit of the Designated Beneficiary whose name appears on the Education IRA Application exclusively to pay for the qualified higher education expenses, within the meaning of Section 530(d)(2), of such Designated Beneficiary. This account must be created in the United States for the exclusive purpose of paying the qualified higher education expenses of the Designated Beneficiary.

The financial institution named on the Education IRAApplication (hereinafter called "Custodian") has provided the Depositor with a concise statement disclosing the provisions of Section 530. This Disclosure Statement must include an explanation of the statutory requirements applicable to, and the income tax consequences of establishing and maintaining an account under, Section 530. Providing the Depositor with a copy of Notice 97_60, 1997_46 I.R.B. 8 (November 17, 1997) is considered a sufficient Disclosure Statement. The Custodian also will provide a copy of this form and the Disclosure Statement to the Responsible Individual, as defined in Article VI below, if the Responsible Individual is not the same person as the Depositor. The Depositor has deposited with the Custodian the amount in cash indicated as the initial contribution on theEducation IRA Application.

The Depositor and theCustodian make the following agreement.

ARTICLE I

1.1 The Custodian may accept additional cash contributions. These contributions may be from the Depositor, or from any other individual, for the benefit of the Designated Beneficiary, provided the Designated Beneficiary has not attained the age of 18 as of the date such contributions are made. Total contributions that are not rollover contributions described in Section 530(d)(5) are limited to a maximum amount of $500 for the taxable year.

ARTICLE II

2.1 The maximum aggregate contribution that an individual may make to the custodial account in any year may not exceed the $500 in total contributions that the custodial account can receive. In addition, the maximum aggregate contribution that an individual may make to the custodial account in any year is phased out for unmarried individuals who have modified adjusted gross income (AGI) between $95,000 and $110,000 for the year of the contribution and for married individuals who file joint returns with modified AGI between $150,000 and $160,000 for the year of the contribution. Unmarried individuals with modified AGI above $110,000 for the year and married individuals who file joint returns and have modified AGI above $160,000 for the year may not make a contribution for that year. Modified AGI is defined in Section 530(c)(2).

ARTICLE III

3.1 No part of the custodial account funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common investment fund (within the meaning of Section 530(b)(1)(D)).

ARTICLE IV

4.1 Any balance to the credit of the Designated Beneficiary on the date on which such Designated Beneficiary attains age 30 shall be distributed to the Designated Beneficiary within 30 days of such date.

4.2 Any balance to the credit of the Designated Beneficiary shall be distributed to the estate of the Designated Beneficiary within 30 days of the date of such Designated Beneficiary's death.

ARTICLE V

5.1 The Depositor shall have the power to direct the Custodian regarding the investment of the above-listed amount assigned to the custodial account (including earnings thereon) in the investment choices offered by the Custodian. The Responsible Individual, however, shall have the power to redirect the Custodian regarding the investment of such amounts, as well as the power to direct the Custodian regarding the investment of all additional contributions (including earnings thereon) to the custodial account. In the event that the Responsible Individual does not direct the Custodian regarding the investment of additional contributions (including earnings thereon), the initial investment direction of the Depositor also will govern all additional contributions made to the custodial account until such time as the Responsible Individual otherwise directs the Custodian. Unless otherwise provided in the Agreement, the Responsible Individual also shall have the power to direct the Custodian regarding the administration, management and distribution of the account.

ARTICLE VI

6.1 The "Responsible Individual" named by the Depositor shall be a parent or guardian of the Designated Beneficiary. The custodial account shall have only one Responsible Individual at any time. If the Responsible Individual becomes incapacitated or dies while the Designated Beneficiary is a minor under state law, the successor Responsible Individual shall be the person named to succeed in that capacity by the preceding Responsible Individual in a witnessed writing or, if no successor is so named, the successor Responsible Individual shall be the Designated Beneficiary's other parent or successor guardian. Unless otherwise directed by checking the option below, at the time that the Designated
     Beneficiary attains the age of majority under state law, the Designated Beneficiary becomes the Responsible Individual.

     - OPTION (This provision is effective only if checked):
     The Responsible Individual shall continue to serve as the Responsible Individual for the custodial account after the Designated Beneficiary attains the age of majority under state law and until such time as all assets have been distributed from the custodial account and the custodial's account terminates. If the Responsible Individual becomes incapacitated or dies after the Designated Beneficiary reaches the age of majority under state law, the Responsible Individual shall be the Designated Beneficiary.

ARTICLE VII

7.1 The Responsible Individual M may or M may not change the beneficiary designated under this Agreement to another member of the Designated Beneficiary's family described in Section 529(e)(2) in accordance with the Custodian's procedures.

ARTICLE VIII

8.1 The Depositor agrees to provide the Custodian with the information necessary for the Custodian to prepare any reports required under Section 530(h).

8.2 The Custodian agrees to submit reports to the Internal Revenue Service and the Responsible Individual as prescribed by the Internal Revenue Service.

ARTICLE IX

9.1 Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV will be controlling. Any additional articles that are not consistent with Section 530 and related regulations will be invalid.

ARTICLE X

10.1 This Agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the Depositor and the Custodian.

ARTICLE XI

The provisions of this Article shall apply to any and all Custodial Accounts established pursuant to this Agreement.

11.1 DEFINITIONS
     (a) CUSTODIAN. The Custodian must be a bank or savings and loan association as defined in Section 408(n) or any person who has the approval of the IRS to act as Custodian. Any person who may serve as a Custodian of a traditional IRA may serve as the Custodian of an Education IRA.

     (b) DEPOSITOR. The Depositor is the person who establishes the custodial account.

     (c) DESIGNATED BENEFICIARY. The Designated Beneficiary is the person on whose behalf the custodial account has been established.

     (d) RESPONSIBLE INDIVIDUAL. The Responsible Individual, generally, is a parent or guardian of the Designated Beneficiary. However, under certain circumstances, the Responsible Individual may be the Designated Beneficiary.

11.2 INVESTMENT POWER OF CUSTODIAN

   The Custodian shall invest and reinvest all contributions to the custodial account, plus any earnings in any or all of the following:

     (a) Investment shares of the Mutual Funds (regulated investment companies) which the Custodian has designated as appropriate for investments in the custodial account.

     (b) All dividends and capital gain distributions received on the shares of any Mutual Fund held in the Depositor's account shall be reinvested in shares of the same Mutual Fund which paid the distribution, and credited to the custodial account.

11.3 FEES, EXPENSES, TAXES AND PENALTIES
     (a) The Depositor agrees to pay to the Custodian fees for services performed under this Agreement in an amount specified from time to time by the Custodian. Such fees may include, but are not limited to, a fee to establish the custodial account and the annual maintenance fee. The Custodian shall have the right to change such fees at any time without prior written notice to the Depositor. As soon as practicable after any change in fees, the Custodian shall make available to the Depositor a new fee schedule. All fees may be billed to the Depositor or deducted from the custodial account, at the discretion of the Custodian. The Custodian shall also be entitled to reimbursement for all reasonable and necessary costs, expenses and disbursement incurred by it in the performance of services. Such reimbursement shall be made from the account if not paid directly by the Depositor.

     (b) The Depositor shall be responsible for the payment of any income, transfer and other taxes of any kind that may be levied or assessed upon the custodial account, and all other administrative expenses reasonably incurred by the Custodian in the performance of its duties, including any fees for legal services provided to the Custodian. To the extent the Depositor fails to pay such taxes and expenses directly, the Custodian may, in its discretion, deduct them from the custodial account.

     (c) The Custodian shall not be responsible for excise or penalty taxes or interest imposed by the IRS by virtue of any premature distributions, or over-contributions or excess accumulations with respect to the account, nor shall the Custodian be responsible for providing any tax or legal advice with respect to the account.

     (d) Sales charges, if any, attributable to the acquisition of shares of a Mutual Fund as stated in its then current prospectus may be charged to the Depositor's account.

11.4 RESPONSIBILITIES OF CUSTODIAN

     (a) The Custodian shall maintain the custodial account, distinct from all other custodial accounts, for the exclusive benefit of the Designated Beneficiary and shall be responsible for performing only such services as are described in this Agreement.

     (b) All contributions by the Depositor to the custodial account shall be invested according to Article 11.2 hereof at the sole direction of the Depositor, and the Custodian shall not be responsible or liable for any investment decisions or recommendations with respect to the investment, reinvestment, or sale of assets in the custodial account. With regard to the Mutual Funds listed on the Application and any other Mutual Fund, the Depositor understands that the Custodian does not endorse the Mutual Funds as suitable investments for the account. In addition, the Custodian will not provide investment advice to the Depositor. The Depositor assumes all responsibility for the choice of his or her investments in the custodial account. The Custodian shall not be responsible for reviewing any assets held in the custodial account and shall not be responsible for questioning any investment decision of the Depositor. The Custodian shall not be liable for any loss resulting from any action taken by the Custodian at the direction of the Depositor or any loss resulting from any failure to act because of the absence of directions from the Depositor.

     (c) The Custodian shall not be responsible for inquiring into the nature or amount of any contribution made by the Depositor, nor into the amount or timing of any distribution requested by the Depositor, or whether such contributions or distributions comply with the Code. The Depositor shall have full responsibility for any tax or investment consequences of all contributions to and distributions from the custodial account.

     (d) If the Custodian receives any investment instructions from the Depositor which, in the opinion of the Custodian, are not in good order or are unclear, or if the Custodian receives monies from the Depositor which would exceed the amount that the Depositor may contribute to the custodial account, the Custodian may hold all or a portion of the monies uninvested pending receipt of written (or in any other manner permitted by the Custodian) instructions or clarifica-tion. During any such delay the Custodian will not be liable for any loss of income or appreciation, loss of interest, or for any other loss. The Custodian may also return all or a portion of the monies to the Depositor. Again, in such situations, the Custodian will not be liable for any loss.

     (e) The Custodian will accept transfers of a cash amount to the custodial account from another custodian or trustee of an Education Individual Retirement Account, upon the Responsible Individual's written direction. The Custodian will also transfer a cash amount in the custodial account upon the written request of the Depositor to another custodian or trustee of an Education Individual Retirement Account. For such transfer, the Custodian may require a written acceptance of the successor custodian. The Depositor warrants that all transfers to and from the custodial account will be made in accordance with the rules and regulations of the Internal Revenue Service.

     (f) The Custodian is authorized to hire an agent to perform certain of its duties hereunder, which agent may be the transfer agent for the Mutual Fund shares authorized to be held hereunder.

     (g) The Depositor agrees to indemnify and hold harmless, and to defend the Custodian against any and all claims arising from and liabilities incurred by reason of any action taken by the Custodian in good faith pursuant to this Agreement.

11.5 JUDICIAL SETTLEMENT OF ACCOUNTS

     The Custodian may bring an action before a court of appropriate jurisdiction at any time to resolve any dispute or ambiguity in its accounts. If a dispute or ambiguity exists regarding who is entitled to receive funds from the custodial accounts, the Custodian may withhold such funds until the dispute or ambiguity is resolved through settlement by the parties or determination by a court of appropriate jurisdiction. The court's resolution shall be final and binding on all parties involved. All expenses incurred by the Custodian, including, without limitation, all legal and accounting fees, shall be paid for from the custodial account, if not otherwise paid by the Depositor.

11.6 NOTICE

     (a) All notices or requests to the Custodian to make distributions from the custodial account must conform to the requirements of the Internal Revenue Code, the redemption requirements of the applicable fund prospectus and the requirements of the Custodian and its duly appointed agent, if any. The Custodian will make distributions from the custodial account only after receiving a written request from the Depositor (or any other party entitled to receive the assets of the custodial account) in the form required by the Custodian. The Depositor (or any other party entitled to receive the assets of the custodial account) must provide to the Custodian any applications, certificates, tax waivers, signature guarantees and any other documents (including proof of any legal representative's authority) that the Custodian requires. The Custodian will not be liable for complying with a distribution request that appears to be genuine, nor will the Custodian be liable for refusing to comply with a distribution request which the Custodian is not satisfied is genuine or in proper form. This includes any losses which may occur while the Custodian waits for the distribution request to be in the proper form. The Depositor (or any other party entitled to receive the assets of the custodial account) also agrees to fully indemnify the Custodian for any losses which may result from the Custodian's failure to act upon an improperly made distribution request.

     (b) Except as otherwise permitted by the Custodian, all instructions to the Custodian under this Agreement must be in writing. The Depositor may authorize an agent to act on his or her behalf, provided that such appointment and authorization is provided in writing to the Custodian in the form required by the Custodian. Any instructions by such an authorized agent will be binding upon the Depositor. Any authorization given by the Depositor will remain in effect until the Custodian receives written notice of the Depositor's revocation of the authorization, or the death of the Depositor, whichever occurs first.

     (c) Any notice, report, payment, distribution or other material required to be delivered by the Custodian under this Agreement, shall be deemed delivered and effective three days after the date mailed by the Custodian to the recipient at the recipient's last address of record as provided by the recipient to the Custodian, and the Custodian shall not be obligated to ascertain the actual address or whereabouts of the recipient.

     (d) Any notice or instructions required to be delivered by any party to the Custodian under this Agreement shall be deemed delivered when actually received by the Custodian.

     (e) Any notice required to be given to the Custodian under this Agreement shall be given to the Mutual Fund Group, the name of which appears on the front of the Agreement. Notices may be delivered in person or may be sent by United States mail, first-class with postage prepaid and properly addressed.

11.7 REPORTS, RECORDS AND ACCOUNTING

     The Custodian shall maintain such records as may be reasonably necessary for the proper administration of the account. The Custodian shall render a report to the Depositor, on the status of the account or accounts at least annually. The report shall show contributions (deposits) received, withdrawals made, dividend credits, other credits and/or charges, and the balance at the end of the report period. The report shall also furnish the Depositor such other information as the Custodian may possess and as may be necessary for the Depositor to comply with the reporting requirements of the Internal Revenue Code and any applicable regulations. The Custodian shall have no duty to furnish information about the account to any person except as expressly provided herein or as required by law. Any accounting, when approved by the Depositor, will be binding and conclusive as to the Depositor, the Responsible Individual and the Designated Beneficiary, and the Custodian will thereby be released and discharged from any liability or accountability to all such parties with respect to matters set forth therein. The Depositor shall advise the Custodian within 60 days following receipt of the Custodian's report of any corrections to his or her account. If the Depositor fails to advise the Custodian of any corrections within the 60-day period, the Depositor shall be deemed to have approved the Custodian's report. The Custodian shall have the right to have its account settled by a court of competent jurisdiction.

11.8 RECORDS RETENTION

   The Custodian shall retain its records relating to the account as long as necessary for the proper administration thereof and at least for any period required by applicable law.

11.9 RESIGNATION OR REMOVAL OF CUSTODIAN
     (a) The Custodian may resign as the Custodian hereunder without the consent of the Depositor, by providing notice of such resignation 30 days prior to the effective date of the resignation. In the event of a resignation by the Custodian, the Depositor must appoint a successor Custodian or Trustee. Upon receipt by the Custodian of a written acceptance of such appointment by the successor Custodian or Trustee, the Custodian shall transfer and pay over to such successor the assets of the custodial account. If after 30 days from notice of resignation, the Custodian has not received written acceptance of such appointment by the successor Custodian or Trustee, the Custodian shall pay or otherwise transfer to the Designated Beneficiary the assets remaining in the custodial account. The Custodian is authorized, however, to reserve such funds as it deems advisable for payment of any liabilities constituting a charge against the assets of the custodial account or against the Custodian, with any balance of such reserve remaining after payment of all such items to be paid over to the successor Custodian.

     (b) Upon the appointment and qualification of a successor Custodian or Trustee, the successor Custodian or Trustee shall assume all rights, powers, and privileges, liabilities and duties of the Custodian. Upon acceptance of appointment by the successor Custodian or Trustee, the Custodian shall assign, transfer and deliver to the successor all funds held in the custodial account. The Custodian is authorized, however, to reserve such funds as it deems advisable for payment of any liabilities constituting a charge against the assets of the custodial account or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor Custodian or Trustee.

11.10 EXCLUSIVE BENEFIT
     The custodial account is established for the exclusive benefit of the Designated Beneficiary.

11.11 AMENDMENT

     (a) The Custodian is authorized from time to time to amend this Agreement, in whole or in part. The Custodian shall furnish copies of any such amendments to the Depositor within 30 days of the date the amendments are effective.

     (b) This Agreement may not be amended in any manner that will cause or permit any part of the assets of the custodial account to be divested from any person having any interest in the custodial account unless such amendment is necessary to satisfy the conditions of any law, governmental regulation or ruling or to meet the requirements of the Internal Revenue Code or any amendment thereof, in which case the Custodian is expressly authorized to make amendments that are necessary for such purposes. Such amendments may be made retroactively to the later of the effective date of this Agreement or the effective date of any future legal requirements.

11.12 CONTINUANCE OF THE CUSTODIAL RELATIONSHIP

     The relationship created by this Agreement shall continue in effect until a full distribution of the custodial account has been made and all accounts of the Custodian have been settled.

11.13 RESPONSIBLE INDIVIDUAL

     (a) The Depositor shall designate the Responsible Individual on the Education IRA Application. Upon written acceptance and direction in a form satisfactory to the Custodian, the Responsible Individual shall assume the power to direct the Custodian regarding the administration, management and distribution of the account, and shall be subject to all of the terms and conditions of the Agreement to the same extent as is the Depositor. From and after the date the Custodian receives the Responsible Individual's acceptance and direction, the Custodian may cease further contact with the Depositor, references in this Article XI to the Depositor shall mean the Responsible Individual, and the Depositor shall have no further right or power to direct the Custodian in any manner.

     (b) The Responsible Individual may designate a successor Responsible Individual to succeed in that capacity if the Responsible Individual becomes incapacitated or dies while the Designated Beneficiary is a minor under state law. The Custodian may require any such designation to be on a form acceptable to the Custodian, and any such designations shall be effective only upon receipt by the Custodian. If no successor Responsible Individual has been named, then, in accordance with
          Article VI, the successor Responsible Individual shall be the Designated Beneficiary's other parent or successor guardian. Any successor Responsible Individual may designate a successor Responsible Individual in the manner provided herein.

     (c) The Custodian shall be fully protected if it relies in good faith upon a certificate or other evidence provided by the successor Responsible Individual as to the incapacity of the Responsible Individual. The Custodian may require such additional evidence as it deems appropriate concerning such incapacity.

11.14 CUSTODIAN'S LIMITED LIABILITY

     The Custodian shall not be liable for any action taken or omitted at the direction of the Depositor, or with his or her consent and approval, or for any action taken or omitted in accordance with the terms and conditions of this Agreement, or applicable governmental regulations or law, or for any other action taken or omitted by it in good faith for any mistake in judgment, or for any loss suffered by the custodial account except those which are a result of its own gross negligence or willful misconduct.

11.15 GENERAL PROVISIONS

     (a) Anything contained in this Agreement to the contrary notwithstanding, neither the Depositor nor any other party shall be entitled to use the custodial account or any portion thereof, as security for a loan, nor shall the Custodian or any other person or institution engage in any prohibited transaction, within the meaning of Section 4975 of the Code, with respect to any custodial account.

     (b) Except to the extent otherwise required by law or this Agreement, none of the amounts held in a custodial account shall be subject to the claims of any creditor of the Depositor or any other party, nor shall the Depositor or any other party have the right to anticipate, sell or pledge, option, encumber or assign any of the benefits, payments or proceeds to which he or she may be entitled under this Agreement.

     (c) If any question arises as to the meaning of any provision of this Agreement, the Custodian shall be authorized to construe or interpret any such provision, and the Custodian's construction and interpre-tation shall be binding upon the Depositor and any other party.

     (d) Throughout this Agreement, the singular form includes the plural where applicable.

     (e) Any provision of this Agreement which would disqualify the custodial account as an Education Individual Retirement Account shall be disregarded to the extent necessary to make the custodial account qualify as an Education Individual Retirement Account under the Code.
     (f) The headings and articles of this Agreement are for convenience of reference only, and shall have no substantive effect on provisions of this Agreement.

     (g) This Agreement and the custodial account created hereby shall be governed by the laws of the State in which the Custodian maintains its principal place of business. All contributions to the custodial account shall be deemed to take place in said State.